Exhibit 10.8

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is entered into on __________, 20__, by and between Mentari Therapeutics, Inc., a Nevada corporation (the “Company”), and __________ (the “Indemnitee”). Notwithstanding the date of execution of this Agreement, each of the parties hereto agrees that their respective rights, duties and obligations pursuant to this Agreement shall come into effect upon the earliest date that the Indemnitee is duly elected or appointed as a director or officer of the Company.

RECITALS

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that the inability to attract and retain qualified persons as directors and officers is detrimental to the best interests of the Company and its stockholders and that the Company should act to assure such persons that there shall be adequate certainty of protection through insurance and indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the Company, including their Corporate Status (as defined below);

WHEREAS, the Company has adopted provisions in its Bylaws (as may be amended or restated from time to time, the “Bylaws”) providing for indemnification and advancement of expenses of its directors and officers to the fullest extent authorized by the laws of the State of Nevada, including the Nevada Revised Statutes (as the same exists or may hereafter be amended, the “NRS”), and the Company wishes to clarify and enhance the rights and obligations of the Company and the Indemnitee with respect to indemnification and advancement of expenses; and

WHEREAS, in order to induce and encourage highly experienced and capable persons to serve and continue to serve as directors and officers of the Company and, as the Company may request, in any other capacity giving rise to the Corporate Status of such person, and to otherwise promote the desirable end that such persons shall resist what they consider unjustified lawsuits and claims made against them in connection with the good faith performance of their duties to the Company, with the knowledge that certain costs, judgments, penalties, fines, liabilities and expenses incurred by them in their defense of such litigation are to be borne by the Company and they shall receive appropriate protection against such risks and liabilities, the Board has determined that this Agreement is reasonable and prudent to promote and ensure the best interests of the Company and its stockholders.

AGREEMENT

NOW, THEREFORE, in consideration of the Indemnitee’s service or continued service as a director or officer of the Company, the parties hereto agree as follows:

1.	Definitions. For purposes of this Agreement:

(a)

A “Change in Control” will be deemed to have occurred if, with respect to any particular 24-month period, the individuals who, at the beginning of such 24-month period, constituted the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board during such period; provided, however, that any individual becoming a director subsequent to the beginning of such 24-month period whose election or appointment, or nomination for election by the stockholders of the Company, was approved or ratified by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office as a director occurs as a result of, or in connection with, an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

(b)	“Disinterested Director” means a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is being sought by the Indemnitee.

(c)

“Expenses” includes, without limitation, expenses incurred in connection with the defense or settlement of any action, suit, arbitration, alternative dispute resolution mechanism, inquiry, judicial, administrative, or legislative hearing, investigation, or any other threatened, pending, or completed proceeding, whether brought by or in the right of the Company or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative, or other nature, attorneys’ fees, witness fees and expenses, fees and expenses of accountants and other advisors, retainers and disbursements and advances thereon, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds, or their equivalents), and any expenses of establishing a right to indemnification or advancement under this Agreement, but shall not include the amount of judgments, fines, ERISA excise taxes, or penalties actually levied against the Indemnitee, or any amounts paid in settlement by or on behalf of the Indemnitee.

(d)

“Independent Counsel” means a law firm or a partner or a member of a law firm that is experienced in matters of Nevada corporate law, which firm or partner or member neither is presently nor in the past five years has been retained to represent (i) the Company or the Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a request for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s right to indemnification under this Agreement.

(e)

“Proceeding” means any action, suit, arbitration, alternative dispute resolution mechanism, inquiry, judicial, administrative, or legislative hearing, investigation, or any other threatened, pending, or completed proceeding, whether brought by or in the right of the Company or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative, or other nature, to which the Indemnitee was or is a party or is threatened to be made a party or is otherwise involved in by reason of the fact that the Indemnitee is or was a director, officer, partner, venturer, manager, employee, agent, administrator, or trustee of the Company or while a director, officer, employee, partner, venturer, manager, agent, administrator, or trustee of the Company is or was serving at the request of the Company as a director, officer, manager, employee, agent, or trustee of another corporation or of a partnership, joint venture, limited liability company, trust, or other enterprise, including service with respect to an employee benefit plan (such status, the Indemnitee’s “Corporate Status”), or by reason of anything done or not done by the Indemnitee in any such capacity, whether or not the Indemnitee is serving in such capacity at the time any expense, liability, or loss is incurred for which indemnification or advancement can be provided under this Agreement.

2.

Service by the Indemnitee. The Indemnitee shall serve and/or continue to serve as a director or officer of the Company faithfully and to the best of the Indemnitee’s ability so long as the Indemnitee is duly elected or appointed and until such time as the Indemnitee’s successor is elected and qualified as such or the Indemnitee is removed in accordance with applicable law or tenders a resignation in writing.

3.

Indemnification and Advancement of Expenses. The Company shall indemnify and hold harmless the Indemnitee, and shall pay to the Indemnitee in advance of the final disposition of any Proceeding all Expenses incurred by the Indemnitee in defending any such Proceeding, to the fullest extent permitted under the NRS (including, without limitation, NRS 78.751(2) and (3)), all on the terms and conditions set forth in this Agreement. Without diminishing the scope of the rights provided by this Section, the rights of the Indemnitee to indemnification and advancement of Expenses provided hereunder shall include but shall not be limited to those rights hereinafter set forth, except that no indemnification or advancement of Expenses shall be paid to the Indemnitee:

(a)

to the extent expressly prohibited by applicable law, the Articles of Incorporation of the Company (as may be amended or restated from time to time, the “Articles of Incorporation” and, together with the Bylaws, the “Governing Documents”) or the Bylaws;

(b)

for and to the extent that payment is actually made to the Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, provision of the Governing Documents, or agreement of the Company or any other company or other enterprise (and the Indemnitee shall, and hereby undertakes to, reimburse the Company for any amounts paid by the Company and subsequently so recovered by the Indemnitee);

(c)

for an accounting or disgorgement of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar provisions of federal, state or local statutory law or common law, if the Indemnitee is held liable therefor (including pursuant to any settlement arrangements);

(d)

for any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by such Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by such Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act), or the Company’s Compensation Recoupment (Clawback) Policy (as amended from time to time), if the Indemnitee is held liable therefor (including pursuant to any settlement arrangements); or

(e)

in connection with an action, suit, or proceeding, or part thereof voluntarily initiated by the Indemnitee (including claims and counterclaims, whether such counterclaims are asserted by (i) the Indemnitee, or (ii) the Company in an action, suit, or proceeding initiated by the Indemnitee), except a judicial proceeding pursuant to Section 11 to enforce rights under this Agreement, unless (A) the action, suit, or proceeding, or part thereof, was authorized or ratified by the Board or the Board otherwise determines that indemnification or advancement of Expenses is appropriate or (B) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

4.

Action or Proceedings Other than an Action by or in the Right of the Company. To the fullest extent permitted by applicable law and the Governing Documents, and except as limited by Section 3 above, if the Indemnitee was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any Proceeding (other than an action by or in the right of the Company) by reason of the Indemnitee’s Corporate Status, or by reason of anything done or not done by the Indemnitee in any such capacity, then, to the fullest extent permitted by applicable law and the Governing Documents, the Indemnitee shall be indemnified against all expense, liability, and loss (including judgments, fines, ERISA excise taxes or penalties, amounts paid in settlement by or on behalf of the Indemnitee, and Expenses) actually and reasonably incurred by the Indemnitee, or on behalf of the Indemnitee, in connection with such Proceeding, if the Indemnitee (a) is not liable pursuant to NRS 78.138 or (b) acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful.

5.

Indemnity in Proceedings by or in the Right of the Company. To the fullest extent permitted by applicable law and the Governing Documents, and except as limited by Section 3 above, if the Indemnitee was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any Proceeding brought by or in the right of the Company to procure a judgment in its favor by reason of the Indemnitee’s Corporate Status, or by reason of anything done or not done by the Indemnitee in any such capacity, then the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee, or on behalf of the Indemnitee, in connection with such Proceeding if the Indemnitee (a) is not liable pursuant to NRS 78.138 or (b) acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no such indemnification shall be made in respect of any claim, issue, or matter as to which the NRS expressly prohibits such indemnification by reason of any adjudication of liability of the Indemnitee to the Company, unless and only to the extent that a court in which such Proceeding was brought or another court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is entitled to indemnification for such expense, liability, and loss as such court shall deem proper.

6.

Indemnification for Costs, Charges, and Expenses of Successful Party. Notwithstanding any limitations of Sections 3(c), 4, and 5 above, to the extent that the Indemnitee has been successful, on the merits or otherwise, in whole or in part, in defense of any Proceeding, or in defense of any claim, issue, or matter therein, including, without limitation, the dismissal of any action without prejudice, or if it is ultimately determined, by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal, that the Indemnitee is otherwise entitled to be indemnified against Expenses, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee in connection therewith.

7.

Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expense, liability, and loss (including judgments, fines, ERISA excise taxes or penalties, amounts paid in settlement by or on behalf of the Indemnitee, and Expenses) actually and reasonably incurred in connection with any Proceeding, or in connection with any judicial proceeding pursuant to Section 11 to enforce rights under this Agreement, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such expense, liability, and loss actually and reasonably incurred to which the Indemnitee is entitled.

8.

Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the maximum extent not expressly prohibited by the NRS and the Governing Documents, the Indemnitee shall be entitled to indemnification against all Expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf if the Indemnitee appears as a witness or otherwise incurs legal expenses as a result of or related to the Indemnitee’s Corporate Status, in any threatened, pending, or completed action, suit, arbitration, alternative dispute resolution mechanism, inquiry, judicial, administrative, or legislative hearing, investigation, or any other threatened, pending, or completed proceeding, whether of a civil, criminal, administrative, legislative, investigative, or other nature, to which the Indemnitee neither is, nor is threatened to be made, a party.

9.

Determination of Entitlement to Indemnification. To receive indemnification under this Agreement, the Indemnitee shall submit a written request to the Secretary of the Company. Such request shall include documentation or information that is necessary for such determination and is reasonably available to the Indemnitee. Upon receipt by the Secretary of the Company of a written request by the Indemnitee for indemnification pursuant to this Agreement, the entitlement of the Indemnitee to indemnification, to the extent not provided pursuant to the terms of this Agreement and permitted by the Governing Documents, shall be determined by the following person or persons who shall be empowered to make such determination (as selected by the Board, except with respect to Section 9(e) below): (a) the Board by a majority vote of Disinterested Directors, whether or not such majority constitutes a quorum; (b) a committee consisting only of Disinterested Directors, which committee members are designated by a majority vote of the Disinterested Directors, whether or not such majority constitutes a quorum; (c) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee; (d) the stockholders of the Company; or (e) in the event that a Change in Control has occurred after the date of this Agreement, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee. Such Independent Counsel shall be selected by the Board and approved by the Indemnitee, except that in the event that a Change in Control has occurred, Independent Counsel shall be selected by the Indemnitee. Upon failure of the Board so to select such Independent Counsel or upon failure of the Indemnitee so to approve (or so to select, in the event a Change in Control has occurred), such Independent Counsel shall be selected upon application to a court of competent jurisdiction. The determination of entitlement to indemnification shall be made and, unless a contrary determination is made, such indemnification shall be paid in full by the Company not later than 60 calendar days after receipt by the Secretary of the Company of the written request for indemnification. If the person making such determination shall determine that the Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such partial indemnification among the claims, issues, or matters at issue at the time of the determination.

10.

Presumptions and Effect of Certain Proceedings. The Secretary of the Company shall, promptly upon receipt of the Indemnitee’s written request for indemnification, advise in writing the Board or such other person or persons empowered to make the determination as provided in Section 9 that the Indemnitee has made such request for indemnification. Upon making such request for indemnification, the Indemnitee shall be presumed to be entitled to indemnification hereunder. If the Company wishes to overcome this presumption it must do so by a preponderance of the evidence. If the person or persons so empowered to make such determination shall have failed to make the requested determination with respect to indemnification within 60 calendar days after receipt by the Secretary of the Company of such request, a requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be absolutely entitled to such indemnification, absent actual fraud in the request for indemnification. The termination of any Proceeding described in Sections 4 or 5 by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself (a) create a presumption that the Indemnitee did not act in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or with respect to any criminal Proceeding, had reasonable cause to believe his or her conduct was unlawful or (b) otherwise adversely affect the rights of the Indemnitee to indemnification except as may be provided herein.

11.

Remedies of the Indemnitee in Cases of Determination Not to Indemnify or to Advance Expenses; Right to Bring Suit. In the event that a determination is made that the Indemnitee is not entitled to indemnification hereunder or if payment is not timely made following a determination of entitlement to indemnification pursuant to Sections 9 and 10, or if an advancement of Expenses is not timely made pursuant to Section 16, the Indemnitee may at any time thereafter bring suit against the Company seeking an adjudication of entitlement to such indemnification or advancement of Expenses, and any such suit shall be brought in the Eighth Judicial District Court of the State of Nevada in Clark County, Nevada (the “Nevada Court”) unless, if the Indemnitee is an employee of the Company, otherwise required by the law of the state in which the Indemnitee primarily resides and works. The Company shall not oppose the Indemnitee’s right to seek any such adjudication. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of Expenses), it shall be a defense that the Indemnitee has not met any applicable standard of conduct for indemnification set forth in this Agreement (including the standard described in Section 4 or 5, as applicable) or set forth in NRS 78.751(3)(a). Further, in any suit brought by the Company to recover an advancement of Expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such Expenses upon a final judicial decision of a court of competent jurisdiction from which there is no further right to appeal that the Indemnitee has not met the standard of conduct described above. Neither the failure of the Company (including the Disinterested Directors, a committee of Disinterested Directors, Independent Counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the standard of conduct described above, nor an actual determination by the Company (including the Disinterested Directors, a committee of Disinterested Directors, Independent Counsel, or its stockholders) that the Indemnitee has not met the standard of conduct described above shall create a presumption that the Indemnitee has not met the standard of conduct described above, or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of Expenses hereunder, or brought by the Company to recover an advancement of Expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of Expenses, under this Section 11 or otherwise shall be on the Company. If a determination is made or deemed to have been made pursuant to the terms of Section 9 or 10 that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding, and enforceable. The Company further agrees to stipulate in any court pursuant to this Section 11 that the Company is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary. If the court shall determine that the Indemnitee is entitled to any indemnification or advancement of Expenses hereunder, the Company shall pay all Expenses actually and reasonably incurred by the Indemnitee in connection with such adjudication (including, but not limited to, any appellate proceedings) to the fullest extent permitted by law, and in any suit brought by the Company to recover an advancement of Expenses pursuant to the terms of an undertaking, the Company shall pay all Expenses actually and reasonably incurred by the Indemnitee in connection with such suit to the extent the Indemnitee has been successful, on the merits or otherwise, in whole or in part, in defense of such suit, to the fullest extent permitted by law.

12.	Non-Exclusivity of Rights; Survival of Rights; Insurance; Subrogation.

(a)

The rights provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the Governing Documents, any agreement, a vote of stockholders, a resolution of the Board or the Disinterested Directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision of this Agreement shall limit or restrict any right of the Indemnitee under this Agreement in respect of any action taken or omitted by the Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the NRS, whether by statute or judicial decision, permits greater indemnification than would be afforded under the current Governing Documents and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)

To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of the Company, the Company shall obtain coverage for the Indemnitee under such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any other director (if the Indemnitee is a director) or officer (if the Indemnitee is not a director but is an officer) of the Company under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms of this Agreement, the Company has director and officer liability insurance in effect, the Company shall give notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all commercially reasonable steps to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c)

In the event of any payment under this Agreement, [subject to the exceptions contained in Section 12(d) below,][1] the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee[ (excluding insurance obtained on the Indemnitee’s own behalf)], and the Indemnitee shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company effectively to bring suit to enforce such rights.

(d)

[The Company hereby acknowledges that Indemnitee has certain rights to indemnification, advancement of expenses and/or insurance provided by ____________ and/or [their] affiliates (collectively, the “Designee Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort vis-à-vis the Designee Indemnitors (i.e., its obligations to Indemnitee are primary and any obligation of the Designee Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) that it shall be required to advance the full amount of

[1]	Note to Draft: This clause will only apply to directors who are separately indemnified by an entity in connection with their appointment to the Board.

Expenses incurred by Indemnitee and shall be liable for the full amount of all indemnity amounts to the extent required by the terms of this Agreement and the Governing Documents, without regard to any rights Indemnitee may have against the Designee Indemnitors, and (iii) notwithstanding any other provision in this Agreement or the Governing Documents, that it irrevocably waives, relinquishes and releases the Designee Indemnitors from any and all claims against the Designee Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Designee Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Designee Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Designee Indemnitors are express third-party beneficiaries of this Section 12(d).][2]

(e)

The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(f)

The Company’s obligation to indemnify or advance Expenses hereunder to the Indemnitee who is or was serving at the request of the Company as a director, officer, manager, employee or agent of any other corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise shall be reduced by any amount the Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise.

13.

Expenses to Enforce Agreement. In the event that the Indemnitee is subject to or intervenes in any action, suit, or proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication to enforce the Indemnitee’s rights under, or to recover damages for breach of, this Agreement, the Indemnitee, if the Indemnitee prevails in whole or in part in such action, suit, or proceeding, shall be entitled to recover from the Company and shall be indemnified by the Company against any Expenses actually and reasonably incurred by the Indemnitee in connection therewith.

14.

Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is a director, officer, manager, employee, agent, or trustee of the Company or while a director, officer, manager, employee, agent, or trustee is serving at the request of the Company as a director, officer, manager, employee, agent, or trustee of another corporation or of a partnership, joint venture, limited liability company, trust, or other enterprise, including service with respect to an employee benefit plan, and shall continue thereafter with respect to any possible claims based on the fact that the Indemnitee was a director, officer, employee, agent, or trustee of the Company or, while a director, officer, manager, employee, agent, or trustee of the Company, was serving at the request of the Company as a director, officer, manager, employee, agent, or trustee of another corporation or of a partnership, joint venture, limited liability company, trust, or other enterprise, including service with respect to an employee benefit plan. This Agreement shall be binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the Indemnitee’s heirs, executors, and administrators.

[2]	Note to Draft: This clause will only apply to directors who are separately indemnified by an entity in connection with their appointment to the Board.

15.

Notification and Defense of Proceeding. Promptly after receipt by the Indemnitee of notice of any Proceeding, the Indemnitee shall, if a request for indemnification or an advancement of Expenses in respect thereof is to be made against the Company under this Agreement, notify the Company in writing of the commencement thereof; but the omission so to notify the Company shall not relieve it from any liability that it may have to the Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Company. Notwithstanding any other provision of this Agreement or the Governing Documents, with respect to any such Proceeding of which the Indemnitee notifies the Company:

(a)	The Company shall be entitled to participate therein at its own expense;

(b)

Except as otherwise provided in this Section 15(b), to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of its election so to assume the defense thereof, the Company shall not be liable to the Indemnitee under this Agreement for any expenses of counsel subsequently incurred by the Indemnitee in connection with the defense thereof except as otherwise provided below. The Indemnitee shall have the right to employ the Indemnitee’s own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such Proceeding, or (iii) within 60 calendar days of receipt of notice from the Indemnitee, the Company shall not have employed counsel to assume the defense of the Proceeding, in each of which cases the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which the Indemnitee shall have made the conclusion provided for in (ii) above; and

(c)

Notwithstanding any other provision of this Agreement, the Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, or for any judicial or other award, if the Company was not given an opportunity, in accordance with this Section 15, to participate in the defense of such Proceeding. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on or disclosure obligation with respect to the Indemnitee, or that would directly or indirectly constitute or impose any admission or acknowledgment of fault or culpability with respect to the Indemnitee, without the Indemnitee’s written consent. Neither the Company nor the Indemnitee shall unreasonably withhold its consent to any proposed settlement.

16.

Advancement of Expenses. All Expenses incurred by the Indemnitee in defending any Proceeding described in Sections 4 or 5 shall be paid by the Company in advance of the final disposition of such Proceeding at the request of the Indemnitee. Notwithstanding the foregoing, the Company shall not advance or continue to advance Expenses to the Indemnitee if a determination is reasonably made that the facts known at the time such determination is made demonstrate, by clear and convincing evidence, that the Indemnitee acted in bad faith or in a manner that the Indemnitee did not reasonably believe to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe his or her conduct was unlawful. Such determination shall be made: (i) by the Board by a majority vote of Disinterested Directors, whether or not such majority constitutes a quorum; (ii) by a committee consisting only of Disinterested Directors, which committee members are designated by a majority vote of the Disinterested Directors, whether or not such majority constitutes a quorum; or (iii) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee. To receive an advancement of Expenses under this Agreement, the Indemnitee shall submit a written request to the Secretary of the Company. Such request shall reasonably evidence the Expenses incurred by the Indemnitee and shall include or be accompanied by an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced if it shall ultimately be determined, by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal, that the Indemnitee is not entitled to be indemnified for such Expenses by the Company as provided by this Agreement or otherwise. The Indemnitee’s undertaking to repay any such amounts is not required to be secured, and the Company may not condition advancement of Expenses hereunder on the provision of any security for such undertaking. Each such advancement of Expenses shall be made within 20 calendar days after the receipt by the Secretary of the Company of such written request. The Indemnitee’s entitlement to Expenses under this Agreement shall include those incurred in connection with any action, suit, or proceeding by the Indemnitee seeking an adjudication pursuant to Section 11 of this Agreement (including the enforcement of this provision) to the extent the court shall determine that the Indemnitee is entitled to an advancement of Expenses hereunder.

17.

Severability; Prior Indemnification Agreements. If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law (a) the validity, legality, and enforceability of such provision in any other circumstance and of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that are not by themselves invalid, illegal, or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent of the parties that the Company provide protection to the Indemnitee to the fullest enforceable extent set forth in this Agreement. This Agreement shall supersede and replace any prior indemnification agreements entered into by and between the Company and the Indemnitee and any such prior agreements shall be terminated upon execution of this Agreement.

18.

Headings; References; Pronouns. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. References herein to section numbers are to sections of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the singular or plural as appropriate.

19.	Other Provisions.

(a)

This Agreement and all disputes or controversies arising out of or related to this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Nevada, without regard to the laws of any other jurisdiction that might be applied because of conflicts of laws principles of the State of Nevada, unless, if the Indemnitee is an employee of the Company, otherwise required by the law of the state in which the Indemnitee primarily resides and works. The Company and the Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Nevada Court, and not in any other court in any other country, (ii) generally and unconditionally consent to submit to the exclusive jurisdiction of the Nevada Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in the State of Nevada, irrevocably the Company’s registered agent in the State of Nevada, as such party’s agent in the State of Nevada for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Nevada, (iv) waive any objection to the laying of venue of any such action or proceeding in the Nevada Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Nevada Court has been brought in an improper or inconvenient forum. The foregoing consent to the exclusive jurisdiction of the Nevada Court shall not constitute general consent to service of process for any purpose except as provided above, and shall not be deemed to confer rights on any person other than the parties to this Agreement.

(b)

This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

(c)

This Agreement shall not be deemed an employment contract between the Company and any Indemnitee who is an officer of the Company, and, if the Indemnitee is an officer of the Company, the Indemnitee specifically acknowledges that the Indemnitee may be discharged at any time for any reason, with or without cause, and with or without severance compensation, except as may be otherwise provided in a separate written contract between the Indemnitee and the Company.

(d)

This Agreement may not be amended, modified, or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed by or on behalf of each party. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, and no single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, shall preclude any other or further exercise thereof or the exercise of any other right or power.

(e)

All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (1) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (2) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (3) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (4) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:

(i)	If to the Indemnitee, at such an address as the Indemnitee shall provide to the Company.

(ii)	If to the Company, to:

Mentari Therapeutics, Inc.

221 Crescent Street, Building 23, Suite 105

Waltham, MA 02453

Attention: General Counsel

Email: legal@mentaritx.com

or to any other address as may have been furnished to the Indemnitee by the Company.

(f)

To the fullest extent permitted by applicable law, if the indemnification provided for in this Agreement is unavailable to the Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying the Indemnitee, shall contribute to the amount incurred by the Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding in such proportion as is deemed fair and reasonable in light of all of the circumstances in order to reflect (1) the relative benefits received by the Company and the Indemnitee in connection with the event(s) and/or transaction(s) giving rise to such Proceeding; and/or (2) the relative fault of the Company (and its directors, officers, employees and agents) and the Indemnitee in connection with such event(s) and/or transactions.

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IN WITNESS WHEREOF, the Company and the Indemnitee have executed this Agreement or caused this Agreement to be executed as of the date first written above.

MENTARI THERAPEUTICS, INC.

By:
Name:
Title:

Indemnitee:

[SIGNATURE PAGE TO INDEMNIFICATION AGREEMENT]